Exhibit 10.67

SEVENTH AMENDMENT TO, AND WAIVER UNDER,

LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT TO, AND WAIVER UNDER, LOAN AND SECURITY AGREEMENT (this “Seventh Amendment”) is made and entered into as of November 24, 2003, by and between RMH TELESERVICES, INC., a Pennsylvania corporation (the “Borrower”), and WELLS FARGO FOOTHILL, INC. (formerly known as Foothill Capital Corporation), a California corporation (the “Lender”).

WITNESSETH:

WHEREAS, the Borrower and the Lender are parties to that certain Loan and Security Agreement dated as of September 4, 2002 (as amended as of November 4, 2002, April 18, 2003, May 9, 2003, July 25, 2003, September 22, 2003, and October 2, 2003, and as the same is amended hereby and may be further amended, modified and supplemented from time to time, the “Loan Agreement”);

WHEREAS, pursuant to Section 7.20(a)(i) of the Loan Agreement, the Borrower is required to maintain minimum EBITDA in accordance with the amounts set forth therein (each an “Applicable Amount”) and the time periods set forth therein (each, an “Applicable Period”);

WHEREAS, the Borrower has failed to maintain the Applicable Amount of $10,520,000 for the Applicable Period ending September 30, 2003 (the “9/30 Default”);

WHEREAS, the Borrower has requested, and the Lender has agreed, subject to the terms and conditions herein, to waive the 9/30 Default; and

WHEREAS, the Borrower and the Lender wish to further amend the Loan Agreement as herein provided;

NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

Section 1. Definitions. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

Section 2. Amendments to Loan Agreement. The Loan Agreement is hereby amended, effective as of the date this Seventh Amendment becomes effective in accordance with Section 5 hereof, as follows:

2.01 Amendments to Section 1.1.

(a) The definition of “Eligible Specified Overadvance Day” is hereby deleted;

(b) The definition of “Eligible Specified Overadvance Week” is hereby deleted;

(c) The definition of “Specified Overadvance Period” is hereby amended and restated in its entirety by inserting the following in replacement thereof:

“Specified Overadvance Period” means the period from and including November 24, 2003 through and including January 15, 2004; provided, that Lender may, in its sole discretion, elect to extend the Specified Overadvance Period on terms acceptable to Lender; and

(d) The definition of “Specified Overadvance Usage Fees” is hereby amended and restated in its entirety by inserting the following in replacement thereof:

“Specified Overadvance Usage Fees” means the following fees: (a) in respect of extending the overadvance facility pursuant to the Seventh Amendment to, and Waiver under, the Loan and Security Agreement dated as of November 24, 2003 (the “Seventh Amendment”) and in respect of any Specified Overadvances made during the week commencing on November 24, 2003 and ending on December 2, 2003 (the “November 24th Week”), a fee equal to $25,000 shall be fully earned on the date that the Seventh Amendment is effective and shall be payable on January 15, 2004; (b) in respect of the first five (5) Specified Overadvances made during the Specified Overadvance Period after the November 24th Week, a fee equal to $4,000 shall be fully earned and payable on each day that such Specified Overadvances are made; and (c) in respect of each subsequent Specified Overadvance made during the Specified Overadvance Period, a fee equal to $5,000 shall be fully earned and payable on each day that such Specified Overadvances are made.

2.02 Amendment to Section 2.1(e). Section 2.1(e) of the Loan Agreement is hereby amended by deleting the words “(or, in the case of any Specified Overadvances made during the week beginning on November 10, 2003 and ending on November 16, 2003, $1,500,000)”.

2.03 Amendments to Section 7.20.

(a) Section 7.20(a)(i) of the Loan Agreement is hereby amended by inserting a new row between the current fifth and sixth rows, specifically for the Applicable Period of the 12 month period ending December 31, 2003, and inserting Applicable Amount of ($750,000) for that period. Notwithstanding the foregoing, the next row, setting forth the Applicable Amount of $19,402,000 for the Applicable Period of the 12 month period ending each fiscal quarter thereafter, shall remain unchanged; and

(b) Section 7.20(b)(i) of the Loan Agreement is hereby amended by deleting $14,475,000.00 as the Applicable Amount in the second row, specifically for the Applicable Period of the 12 month period ending December 31, 2003, and inserting $17,270,000.00 in replacement thereof.

Section 3. Waiver of 9/30 Default. Subject to the satisfaction of each of the conditions precedent set forth in Section 5 hereof, the Lender hereby waives the Event of Default that has occurred and is continuing as a result of the 9/30 Default.

Section 4. Representations and Warranties. In order to induce the Lender to enter into this Seventh Amendment, the Borrower hereby represents and warrants that:

4.01 No Default. Other than the 9/30 Default, at and as of the date of this Seventh Amendment and at and as of the Effective Date and both prior to and after giving effect to this Seventh Amendment, no Default or Event of Default exists and is continuing.

4.02 Representations and Warranties True and Correct. At and as of the date of this Seventh Amendment and at and as of the Effective Date and both prior to and after giving effect to this Seventh Amendment, each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct in all material respects.

4.03 Corporate Power, Etc. The Borrower (a) has all requisite corporate power and authority to execute and deliver this Seventh Amendment and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Seventh Amendment and the consummation of the transactions contemplated hereby.

4.04 No Conflict. Neither the execution and delivery of this Seventh Amendment nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach or violation of any provision of the certificate of incorporation or by-laws of the Borrower, (b) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of a Lien upon any of the properties or assets of the Borrower under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which the Borrower is a party or to which any of its properties or assets are subject, (c) require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any Governmental Authority, or (d) violate any order, writ, injunction, decree, judgment, ruling, law, statute, rule or regulation of any Governmental Authority.

4.05 Binding Effect. This Seventh Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5. Conditions. This Seventh Amendment shall be effective as of November 24, 2003 (the “Effective Date”) upon the fulfillment by the Borrower, in a manner satisfactory to the Lender, of all of the following conditions precedent set forth in this Section 5:

5.01 Execution of the Seventh Amendment. Each of the parties hereto shall have executed an original counterpart of this Seventh Amendment and shall have delivered (including by way of facsimile transmission) the same to the Lender.

5.02 Delivery of Other Documents. The Lender shall have received all other such instruments, documents and agreements as the Lender may reasonably request, duly executed and dated the date hereof, in form and substance reasonably satisfactory to the Lender.

5.03 Representations and Warranties. As of the Effective Date and as of the date of this Seventh Amendment, the representations and warranties set forth in Section 4 hereof shall be true and correct.

5.04 Compliance with Terms. The Borrower shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by the Borrower in connection herewith.

5.05 Fee. The Borrower shall have paid to the Lender a fee in the amount of $25,000 for the waiver of the 9/30 Default and the amendments to Section 7.20 of the Loan Agreement effected pursuant to this Seventh Amendment (it being understood and agreed that an additional $25,000 fee shall be fully earned as of the Effective Date and payable on January 15, 2004 in respect of the extension of the overadvance facility pursuant to this Seventh Amendment and in respect of any Specified Overadvances made during the week commencing on November 24, 2003 and ending on December 2, 2003).

Section 6. General Confirmations and Amendments.

6.01 Continuing Effect. Except as specifically provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

6.02 No Modification or Waiver. This Seventh Amendment is limited as specified and the execution, delivery and effectiveness of this Seventh Amendment shall not operate as a modification, acceptance or waiver of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein.

6.03 References.

(a) From and after the Effective Date, (i) the Loan Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Seventh Amendment and (ii) all of the terms and provisions of this Seventh Amendment are hereby incorporated by reference into the Loan Agreement as if such terms and provisions were set forth in full therein, as applicable.

(b) From and after the Effective Date, (i) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby and (ii) all references in the Loan Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby.

Section	7. Miscellaneous.

7.01 Governing Law. THIS SEVENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.02 Severability. The provisions of this Seventh Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Seventh Amendment in any jurisdiction.

7.03 Counterparts. This Seventh Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Lender.

7.04 Headings. Section headings in this Seventh Amendment are included herein for convenience of reference only and shall not constitute a part of this Seventh Amendment for any other purpose.

7.05 Binding Effect; Assignment. This Seventh Amendment shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that the rights and obligations of the Borrower under this Seventh Amendment shall not be assigned or delegated without the prior written consent of the Lender.

7.06 Expenses. The Borrower agrees to pay the Lender upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Lender (who may be employees of the Lender), incurred by the Lender in connection with the preparation, negotiation and execution of this Seventh Amendment and any document required to be furnished herewith.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER: RMH TELESERVICES, INC.

By:	/s/ JOHN SCHWAB

Name:	John Schwab
Title:	Chief Financial Officer

LENDER: WELLS FARGO FOOTHILL, INC.

By:	/s/ ANDREW T. FURLONG III

Name:	Andrew T. Furlong III
Title:	Vice President